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                                                                     Exhibit 5.1

                         [HOGAN AND HARTSON LETTERHEAD]

                                  April 7, 1999

Board of Directors
MindSpring Enterprises, Inc.
1430 West Peachtree Street
Suite 400
Atlanta, GA 30309

Ladies and Gentlemen:

              We are acting as counsel to MindSpring Enterprises, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (SEC File No. 333-74151) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public offering of up to $800,000,000 in aggregate amount of one or more series of the Company's securities, which securities may include any or all of the Corporation's (i) shares of common stock, par value $.01 per share (the "Common Shares"); (ii) shares of preferred stock (the "Preferred Shares"); (iii) Preferred Shares represented by depositary shares (the "Depositary Shares");
(iv) debt securities (the "Debt Securities"); warrants to purchase Common Shares, Preferred Shares or Debt Securities (the "Warrants"); (v) subscription rights evidencing the right to purchase the foregoing securities (the "Subscription Rights"); (vi) stock purchase contracts to purchase Common Shares or Preferred Shares (the "Stock Purchase Contracts") and (vii) stock purchase units (the "Stock Purchase Units" and, together with the Common Shares, Preferred Shares, Depositary Shares, Warrants, Subscription Rights and Stock Purchase Contracts, the "Securities"), all of which Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

              For purposes of this opinion letter, we have examined copies of the following documents:

       1.     The Registration Statement.


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       2.     The Amended and Restated Certificate of Incorporation of the
              Company, (the "Certificate of Incorporation") as certified by the Secretary of State of the State of Delaware on February 12, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

       3. The Amended and Restated Bylaws of the Company (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

       4. The form of Indenture relating to Senior Debt Securities between the Company and United States Trust Company of New York, as Trustee, filed as Exhibit 4.2 to the Registration Statement.

       5. The forms of Indenture and First Supplemental Indenture, each between the Company and United States Trust Company of New York, as Trustee, filed as Exhibits 4.3 and 4.4 to the Registration Statement (collectively, the "Indenture").

       6. Resolutions of the Board of Directors of the Company adopted at a meeting held on February 23, 1999 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

              In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

              For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation, Bylaws and applicable Delaware law; (ii) prior to any issuance of Preferred Shares or Depositary Shares, appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Shares or Depositary Shares to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware (the "Certificate of Designation"); (iii) any Depositary Shares will be

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issued by the Depositary (as defined below) under one or more deposit agreements
(each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary"); (iv) any Debt Securities will be issued pursuant to an Indenture, the form of which will be filed as an exhibit on Current Form 8-K prior to issuance thereof; and
(v) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

              This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware and New York commercial law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

              Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

              (a) When the Registration Statement has become effective under the Securities Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Warrants for Common Shares in accordance with the terms thereof, or conversion or exchange of Preferred Shares that, by their terms, are convertible into or exchangeable for Common Shares, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the Common Shares represented by such certificates will be validly issued, fully paid and non-assessable.

              (b) When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (iii) appropriate Certificate or Certificates of Designation have been filed, and (iv) the issuance of such Preferred Shares has been appropriately authorized by applicable Board Action, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable.

              (c) When (i) the Registration Statement has become effective under the Act, (ii) a series of Preferred Shares underlying a series of Depositary Shares

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has been classified by applicable Board Action, in accordance with the terms of the Articles, Bylaws and applicable law, (iii) appropriate Certificate or Certificates of Designation have been filed with respect to such Preferred Shares, (iv) the execution and delivery of a Deposit Agreement have been appropriately authorized by applicable Board Action and (v) the depositary receipts representing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary against payment of valid consideration therefor in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be validly issued.

              (d) When (i) the Registration Statement has become effective under the Securities Act, (ii) an applicable Indenture has been duly executed and delivered by the Company and the Trustee named therein, (iii) by applicable Board Action, the issuance of any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and (iv) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (e) When (i) the Registration Statement has become effective under the Securities Act, (ii) a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has been duly authorized by applicable Board Action and delivered by the Company and the Warrant Agent named therein, (iii) Warrants conforming to the requirements of the related Warrant Agreement have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the

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applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (f) When (i) the Registration Statement has become effective under the Securities Act and (ii) the specific terms of Subscription Rights have been duly established and a certificate bearing such terms (the "Subscription Right Certificate") has been duly executed and delivered by or on behalf of the Company as contemplated in the Registration Statement and/or the related Prospectus Supplement, and assuming (i) that the terms of the Subscription Rights as set forth in the Subscription Right Certificate are as described in the Registration Statement and/or the applicable Prospectus Supplement, (ii) that the terms of the Subscription Rights as set forth in the Subscription Right Certificate do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Subscription Rights are then issued as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (g) When (i) the Registration Statement has become effective under the Securities Act, (ii) the Purchase Contract Agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Stock Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Stock Purchase Contracts

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will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

              To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

              To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

              To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the

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valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

              The opinions expressed in Paragraphs (c), (d), (e), (f) and (g) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (c), (d), (e), (f) and (g) the court will provide a money damage (or perhaps injunctive or specific performance) remedy.


              We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

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              We hereby consent to the filing of this opinion letteras Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                                                     Very truly yours,

                                                     /s/ HOGAN & HARTSON L.L.P.
                                                     HOGAN & HARTSON L.L.P.

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